Exhibit 99.1

AV Homes Reports Results for Second Quarter 2016

Company reports $188.1 million of revenue and $4.45 of earnings per share

Company reverses valuation allowance on its deferred tax assets, increasing equity by $110 million and Q2 net income by $4.13 per share, and improving debt to capital ratio to 42%

Increases outlook for full year 2016 pre-tax income to a range of $28 million to $30 million

Second Quarter 2016 Highlights - as compared to the prior year second quarter (unless otherwise noted)

•	Net income increased to $117.4 million, or $4.45 per diluted share, compared to a net loss of ($4.5) million, or ($0.20) per diluted share
•	Total revenue increased 137% to $188.1 million
•	Homebuilding revenue increased 143% to $184.6 million
•	Homes delivered increased by 104% to 594 units
•	Average selling price for homes delivered increased 19% to $311,000 per home
•	Net new order value increased 55% to $213.3 million on a 40% increase in units
•	Backlog value increased 60% to $363.3 million on 1,144 units
•	Selling communities increased to 62 from 38 and communities with deliveries increased to 59 from 32

Scottsdale, AZ (July 28, 2016) – AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of residential communities in Florida, Arizona and the Carolinas, today announced results for its second quarter ended June 30, 2016. Total revenue for the second quarter of 2016 increased 137% to $188.1 million from $79.4 million in the second quarter of 2015.  Net income and diluted earnings per share increased to $117.4 million and $4.45 per share, respectively, compared to a net loss of ($4.5) million and ($0.20) per share in the second quarter of 2015.  Results from the second quarter of 2016 include the contribution from our acquisition of Bonterra Builders, which closed on July 1, 2015, in addition to the reversal of $110 million of the Company’s valuation allowance on its deferred tax assets.

“The results for the second quarter 2016 reflect another positive step in the continued transformation of AV Homes,” said Roger A. Cregg, President and Chief Executive Officer.  "Our operational execution of our strategic growth plan produced another quarter in which we more than doubled our revenue and home deliveries, while improving gross margins and further leveraging our overhead costs.  The net result was over $7 million of pretax income in the quarter.”  Mr. Cregg continued, “As a direct result of building a track record of profit and a strong backlog of sold homes, we were able to reverse the valuation allowance of $110 million on our deferred tax assets, unlocking further value in the company.  This not only improves our credit metrics, but also supports the turnaround of our business over the past three years and reflects the strength of our operating footprint and the execution of our business model through profitable growth.”

The increase in total revenue for the second quarter of 2016 compared to the prior year period included a 143% increase in homebuilding revenue to $184.6 million.  The increase in homebuilding revenue was driven by the acquisition of Bonterra Builders, volume increases due to a greater number of communities with deliveries in each of our existing markets, and higher average selling prices due to price increases and improvements in the mix of homes sold.  During the second quarter of 2016, the Company delivered 594 homes, a 104% increase from the 291 homes delivered during the second quarter of 2015, and the average unit price per closing improved 19% to approximately $311,000 from approximately $261,000 in the second quarter of 2015.

Homebuilding gross margin improved to 18.0% in the second quarter of 2016 from 16.7% in the second quarter of 2015.  Homebuilding gross margin is inclusive of the impact associated with the expensing of previously capitalized interest of 2.9% and 2.4% in the 2016 and 2015 periods, respectively.  Gross margins increased in each of our geographic segments, primarily due to selective price increases, certain cost reduction measures and changes in the mix of communities due to both organic and acquisition growth.

Total SG&A expense as a percent of homebuilding revenue improved to 14.0% in the second quarter of 2016 from 21.0% in the second quarter of 2015.  Homebuilding SG&A expense as a percentage of homebuilding revenue was 11.7% in the second quarter of 2016 compared to 15.3% in the second quarter of 2015.  The improvement was primarily due to the increased scale of the business which allows us to leverage the cost base, particularly in the Carolinas with the acquisition of Bonterra Builders.  Corporate general and administrative expenses as a percentage of homebuilding revenue improved to 2.3% in the second quarter of 2016 from 5.6% in the same period a year ago driven by the continued achievement of favorable cost leverage by effectively managing costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the three months ended June 30, 2016 increased 40% to 685, compared to 491 units during the same period in 2015.  The increase in housing contracts was primarily attributable to the increase in selling communities to 62 from 38 as a result of both acquisition and organic growth.  The average sales price on contracts signed in the second quarter of 2016 increased 11% to approximately $311,000 from approximately $280,000 in the second quarter of 2015.  The aggregate dollar value of the contracts signed during the second quarter increased 55% to $213.3 million, compared to $137.5 million during the same period one year ago.  The backlog value of homes under contract but not yet closed as of June 30, 2016 increased 60% to $363.3 million on 1,144 units, compared to $226.5 million on 803 units as of June 30, 2015.

Improved 2016 Outlook

The Company revised the following outlook for its financial performance for the full year 2016:

•	Communities with closings are expected to be approximately 60 compared to the prior expectation of 65;
•	Closings are expected to increase to a range of 2,300 to 2,400, an improvement from the previous range of 2,150 to 2,275 units
•	Average Selling Price (ASP) on homes closed is expected to increase to approximately $310,000, as previously expected;
•	Homebuilding Gross Margins are expected to be approximately 17.5% to 18.0%, compared to the prior expectation of 17.5%;
•	Homebuilding SG&A is expected to be approximately 10.5% to 11.0% of homebuilding revenue compared to the prior expectation of 10.5%;
•	Corporate G&A is expected to improve to approximately 2.5% of homebuilding revenue, as previously expected;
•	Interest expense is expected to be approximately $5 million after capitalization, an improvement from the previous range of $6 million to $7 million; and

•	Pre-tax income is expected to increase to approximately $28 million to $30 million, an improvement from the previous range of $25 million to $27 million.

The Company will hold a conference call and webcast on Friday, July 29, 2016 to discuss its second quarter financial results.  The conference call will begin at 8:30 a.m. EDT.  The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on July 29, 2016 beginning at 11:30 a.m. and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 49061189. The telephonic replay will be available until August 5, 2016. The webcast, which can be accessed by going to the Investor Relations section of AV Homes’ website at www.avhomesinc.com, is accompanied by an Investor Presentation.  A replay of the original webcast will be available shortly after the call.

AV Homes, Inc. is engaged in homebuilding and community development in Florida, Arizona and the Carolinas. Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte and Raleigh markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

This news release, the conference call, webcast and other related items contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the homebuilding industry and its dependence on broader economic conditions; availability and suitability of undeveloped land and improved lots; ability to develop communities within expected timeframes; increases in interest rates and availability of mortgage financing; our ability to access sufficient capital; our ability to generate sufficient cash to service our indebtedness and potential need for additional financing; terms of our financing documents that may restrict our operations and corporate actions; fluctuations in interest rates; our ability to purchase outstanding notes upon certain fundamental changes; our ability to obtain letters of credit and surety bonds; cancellations of home sale orders; competition for home buyers, properties, financing, raw materials and skilled labor; declines in home prices in our primary regions; inflation affecting homebuilding costs or deflation affecting declines in spending and borrowing levels; the prices and supply of building materials and skilled labor; the availability and skill of subcontractors; elimination or reduction of tax benefits associated with home ownership; warranty and construction defect claims; health and safety incidents in homebuilding activities; the seasonal nature of our business; impacts of weather conditions and natural disasters; resource shortages and rate fluctuations; value and costs related to our land and lot inventory; overall market supply and demand for new homes; our ability to recover our costs in the event of reduced home sales; conflicts of interest involving our largest stockholder; contractual restrictions under a stockholders agreement with our largest stockholder; dependence on our senior management; effect of our expansion efforts on our cash flows and profitability; effects of government regulation of development and homebuilding projects; raising healthcare costs; development liabilities that may impose payment obligations on us; our ability to utilize our deferred income tax asset; costs of environmental compliance; impact of environmental changes; dependence on digital technologies and potential interruptions; future sales or dilution of our equity; impairment of intangible assets; and other factors described in our most recent Annual Report on Form 10-K for and our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov.  Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call, the Investor Presentation and the webcast. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2016	2015
Assets	(unaudited)
Cash and cash equivalents	$23,096	$46,898
Restricted cash	1,092	26,948
Land and other inventories	636,284	582,531
Receivables	5,711	7,178
Property and equipment, net	33,835	34,973
Investments in unconsolidated entities	1,182	1,172
Prepaid expenses and other assets	14,255	17,144
Deferred tax assets, net	110,192	—
Goodwill	19,285	19,295
Total assets	$844,932	$736,139

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$34,097	$33,606
Accrued and other liabilities	32,870	38,826
Customer deposits	14,136	8,629
Estimated development liability	32,436	32,551
Senior notes, net	309,856	320,846
Total liabilities	423,395	434,458

Stockholders' equity
Common stock, par value $1 per share	22,782	22,444
Additional paid-in capital	401,085	399,719
Accumulated earnings (deficit)	689	(117,463)
	424,556	304,700
Treasury stock	(3,019)	(3,019)
Total stockholders’ equity	421,537	301,681
Total liabilities and stockholders' equity	$844,932	$736,139

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenues
Homebuilding	$184,605	$75,902	$305,838	$129,251
Amenity and other	2,737	2,727	5,519	5,504
Land sales	754	760	829	3,464
Total revenues	188,096	79,389	312,186	138,219

Expenses
Homebuilding cost of revenues	151,382	63,232	250,379	107,822
Amenity and other	2,370	2,430	4,956	4,813
Land sales	374	98	390	383
Total real estate expenses	154,126	65,760	255,725	113,018

Selling, general and administrative expenses	25,771	15,922	46,155	29,301
Interest and other expense (income)	23	(233)	(1)	(289)
Interest expense	880	2,406	2,152	5,663

Income (loss) before income taxes	7,296	(4,466)	8,155	(9,474)
Income tax benefit	(110,065)	—	(109,997)	—
Net income (loss) and comprehensive income (loss)	$117,361	$(4,466)	$118,152	$(9,474)

Basic income (loss) per share	$5.24	$(0.20)	$5.28	$(0.43)
Diluted income (loss) per share	$4.45	$(0.20)	$4.53	$(0.43)

Note: Selling, general and administrative expenses related to homebuilding previously included in Homebuilding expenses have been combined with corporate general and administrative expenses and reclassified into a separate new line item called "Selling, general and administrative expenses" to enhance the visibility to our core homebuilding operations and conform with standard industry presentation. For the three and six months ended June, 2015, selling, general and administrative costs of $11.6 million and $21.4 million, respectively, were previously presented in Homebuilding expenses are now included in Selling, general and administrative expenses.

The following table provides a comparison of certain financial data related to our operations for the three and six months ended June 30, 2016 and 2015 (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating income:
Florida
Revenues:
Homebuilding	$88,597	$56,686	$154,644	$98,592
Amenity and other	2,737	2,727	5,519	5,504
Land sales	569	760	644	3,464
Total revenues	$91,903	$60,173	$160,807	$107,560
Expenses:
Homebuilding cost of revenues	69,256	46,023	121,173	80,624
Homebuilding selling, general and administrative	11,977	8,165	21,185	14,753
Amenity and other	2,349	2,394	4,903	4,739
Land sales	203	98	219	383
Segment operating income	$8,118	$3,493	$13,327	$7,061

Arizona
Revenues:
Homebuilding	$40,567	$15,277	$62,241	$25,184
Land sales	185	—	185	—
Total revenues	40,752	15,277	62,426	25,184
Expenses:
Homebuilding cost of revenues	33,890	13,594	52,436	22,207
Homebuilding selling, general and administrative	3,877	2,515	6,919	4,837
Amenity and other	21	36	53	74
Land sales	171	—	171	—
Segment operating income (loss)	$2,793	$(868)	$2,847	$(1,934)

Carolinas
Revenues:
Homebuilding	$55,441	$3,939	$88,953	$5,475
Total revenues	55,441	3,939	88,953	5,475
Expenses:
Homebuilding cost of revenues	48,236	3,617	76,770	4,992
Homebuilding selling, general and administrative	5,734	958	9,781	1,774
Segment operating income (loss)	$1,471	$(636)	$2,402	$(1,291)

Operating income	$12,382	$1,989	$18,576	$3,836

Unallocated income (expenses):
Interest and other income (expense)	(23)	233	1	289
Corporate general and administrative expenses	(4,183)	(4,282)	(8,270)	(7,936)
Interest expense	(880)	(2,406)	(2,152)	(5,663)
Income (loss) before income taxes	7,296	(4,466)	8,155	(9,474)
Income tax benefit	(110,065)	—	(109,997)	—
Net income (loss)	$117,361	$(4,466)	$118,152	$(9,474)

Data from closings for the Florida, Arizona and the Carolinas segments for the three and six months ended June 30, 2016 and 2015 is summarized as follows (dollars in thousands):

			Average
	Number		Price
For the three months ended June 30,	of Units	Revenues	Per Unit
2016
Florida	313	$88,597	$283
Arizona	130	40,567	312
Carolinas	151	55,441	367
Total	594	$184,605	311

2015
Florida	218	$56,686	$260
Arizona	60	15,277	255
Carolinas	13	3,939	303
Total	291	$75,902	261

			Average
	Number		Price
For the six months ended June 30,	of Units	Revenues	Per Unit
2016
Florida	564	$154,644	$274
Arizona	211	62,241	295
Carolinas	247	88,953	360
Total	1,022	$305,838	299

2015
Florida	387	$98,592	$255
Arizona	99	25,184	254
Carolinas	18	5,475	304
Total	504	$129,251	256

Data from contracts signed for the Florida, Arizona and the Carolinas segments for the three and six months ended June 30, 2016 and 2015 is summarized as follows (dollars in thousands):

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
For the three months ended June 30,	Signed	Cancellations	Cancellations	Value	Unit
2016
Florida	428	(69)	359	$99,642	$278
Arizona	171	(38)	133	42,216	317
Carolinas	213	(20)	193	71,443	370
Total	812	(127)	685	$213,301	311

2015
Florida	385	(59)	326	$88,143	$270
Arizona	167	(36)	131	38,481	294
Carolinas	38	(4)	34	10,880	320
Total	590	(99)	491	$137,504	280

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
For the six months ended June 30,	Signed	Cancellations	Cancellations	Value	Unit
2016
Florida	872	(133)	739	$205,337	$278
Arizona	340	(79)	261	81,531	312
Carolinas	400	(33)	367	136,370	372
Total	1,612	(245)	1,367	$423,238	310

2015
Florida	808	(119)	689	$183,738	$267
Arizona	287	(48)	239	69,069	289
Carolinas	57	(9)	48	15,236	317
Total	1,152	(176)	976	$268,043	275

Backlog for the Florida, Arizona and the Carolinas segments as of June 30, 2016 and 2015 is summarized as follows (dollars in thousands):

			Average
	Number	Dollar	Price
As of June 30,	of Units	Volume	Per Unit
2016
Florida	591	$167,754	$284
Arizona	283	91,952	325
Carolinas	270	103,622	384
Total	1,144	$363,328	318

2015
Florida	575	$157,137	$273
Arizona	192	57,666	300
Carolinas	36	11,705	325
Total	803	$226,508	282